                                                                    EXHIBIT 99.1

                          BEACON CAPITAL PARTNERS, INC.
                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 457-0400

Contact: Randy J. Parker                                   FOR IMMEDIATE RELEASE
         Chief Financial Officer


                      BEACON CAPITAL PARTNERS STOCKHOLDERS
                             APPROVE ASSET SALE PLAN


BOSTON, April 4, 2001 - At a Special Meeting of Stockholders of Beacon Capital Partners, Inc. (the "Company") held today, the Company's stockholders voted to approve an Asset Sale Plan which will permit the Company to sell, transfer or exchange all or substantially all of its assets. Over 70% of the shares entitled to vote, and 87% of the shares actually voted, were voted in favor of the adoption of the Asset Sale Plan.

Beacon Capital Partners, Inc. is a real estate investment company formed in January, 1998, by Alan M. Leventhal, Chairman and CEO, and Lionel P. Fortin, President and COO. Beacon is based in Boston, Massachusetts and has a regional office in Los Angeles, California.